Exhibit 99.1

     NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2013

NET INCOME OF $193 MILLION, OR $.21 PER COMMON SHARE

Efficiency initiative results in achieved annualized run rate savings of approximately

$171 million through the second quarter of 2013

CLEVELAND, July 18, 2013 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $193 million, or $.21 per common share, compared to $196 million, or $.21 per common share for the first quarter of 2013, and $217 million, or $.23 per common share for the second quarter of 2012. During the second quarter, Key incurred $37 million, or $.03 per common share of costs associated with its previously announced efficiency initiative.

For the six months ended June 30, 2013, net income from continuing operations attributable to Key common shareholders was $389 million, or $.42 per common share, compared to $412 million, or $.43 per common share for the same period one year ago. During the first half of 2013, Key incurred $52 million, or $.04 per common share of costs related to its efficiency initiative.

CURRENT QUARTER DEVELOPMENTS

Executing on growth initiatives

•

Acquiring a commercial mortgage servicing portfolio and special servicing business, building scale and becoming one of the top three largest named servicers of commercial/multifamily loans in the U.S. and the fifth largest special servicer of CMBS (Initial closing completed in June; final closing expected in July)

•	Expanded mobile offering with the launch of new remote deposit capabilities for both consumer and commercial clients

Continued progress on efficiency initiative

•	Achieved annualized run rate savings of approximately $171 million through the second quarter of 2013

•	Recognized expenses of $37 million, or $.03 per common share associated with efficiency initiative during the second quarter of 2013

•	Cash efficiency ratio of 69.06%, and adjusted cash efficiency ratio net of efficiency initiative charges of 65.42% for the second quarter of 2013

•	Consolidated 33 branches during the second quarter of 2013

•	Realigned Community Bank organization around core relationship strategy to drive profitability

Focused on capital management priorities

•	Repurchased $112 million of common shares during the second quarter of 2013

•	Increased common share dividend by 10% to $.055 per common share

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

“During the second quarter, the strength of our business model continued to drive results. Key made clear progress implementing growth initiatives, improving its cost structure and executing capital priorities,” said Chairman and Chief Executive Officer Beth Mooney.

“Compared to the first quarter, cautious client behavior led to slower loan growth, higher levels of liquidity for Key and greater than anticipated pressure on our net interest margin. Despite the challenging economic backdrop, Key was able to produce slight increases in both loans and revenue and control expenses. Further, we stayed true to our commitment of disciplined capital management by repurchasing $112 million in common shares and increasing our dividend by 10%,” continued Mooney.

Mooney added: “To maintain and enhance our growth, we also continued to invest in our businesses. We are in the process of acquiring a commercial mortgage servicing portfolio and special servicing business that will significantly enhance our scale and presence in the market. We also launched new mobile capabilities that add accessibility and functionality for both our consumer and commercial clients. Our efficiency initiative, which began in June 2012, remains on target to reach our goal of $200 million in annualized savings by the end of the year. Through the second quarter of 2013, we have achieved approximately $171 million of the targeted savings.”

SECOND QUARTER 2013 FINANCIAL RESULTS

Compared with Second Quarter of 2012

•	Total revenue increased $14 million

•	Taxable-equivalent net interest income of $586 million, up $42 million, or 7.7%, which included $30 million associated with Key’s third quarter 2012 branch and credit card portfolio acquisitions

•

Noninterest income declined $28 million, or 6.1% primarily due to a gain on the early terminations of leveraged leases one year ago and a reduction in net gains (losses) from principal investing; noninterest income included $14 million associated with Key’s acquisitions noted above

•	Net interest margin of 3.13%, up 7 basis points

•	Continued average loan growth driven by 13.9% increase in commercial, financial and agricultural loans

•	Average deposits increased $4.6 billion, or 7.6%, which included $2 billion of deposits from Key’s third quarter 2012 Western New York branch acquisition

•	Noninterest expense up $18 million, which included $37 million associated with the efficiency initiative and $26 million associated with Key’s acquisitions noted above

•	Net loan charge-offs decreased 41.6% to .34% of average total loans

•	Maintained solid capital position with Tier 1 common equity of 11.25%

Compared with First Quarter of 2013

•	Total revenue relatively stable

•	Taxable-equivalent net interest income down $3 million

•	Noninterest income up $4 million

•	Net interest margin down 11 basis points

•	Average loans remained flat

•	Average deposits increased $1.7 billion, or 2.7%, driven by growth in commercial balances

•	Noninterest expense increased $30 million, which included a $22 million increase in costs associated with the efficiency initiative in the second quarter of 2013

•	Net loan charge-offs decreased 8.2%

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Income (loss) from continuing operations attributable to Key common shareholders	$193	$196	$217	(1.5)%	(11.1)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.21	.21	.23	—	(8.7)
Return on average total assets from continuing operations	.95%	.99%	1.10%	N/A	N/A
Tier 1 common equity (a)	11.25	11.40	11.63	N/A	N/A
Book value at period end	$10.89	$10.89	$10.43	—	4.4%
Net interest margin (TE) from continuing operations	3.13%	3.24%	3.06%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Net interest income (TE)	$586	$589	$544	(.5)%	7.7%
Noninterest income	429	425	457	.9	(6.1)

Total revenue	$1,015	$1,014	$1,001	.1%	1.4%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $586 million for the second quarter of 2013, and the net interest margin was 3.13%. These results compare to taxable-equivalent net interest income of $544 million and a net interest margin of 3.06% for the second quarter of 2012. The increase in the net interest margin was primarily a result of a change in funding mix from the redemption of certain trust preferred securities, maturity of long-term debt, and maturity of higher-costing certificates of deposit over the past year.

Compared to the first quarter of 2013, taxable-equivalent net interest income decreased by $3 million, and the net interest margin declined by 11 basis points. The decrease in net interest income was primarily due to lower replacement yields on new loans and investments as compared to the yield on maturing loans and investments. This decline was partially offset by an increase in average earning asset balances and a higher day count in the second quarter. The decline in the net interest margin was largely attributable to a six basis point impact from lower loan yields and fees as well as a five basis point impact from higher levels of liquidity and securities. The net interest margin was also negatively impacted by approximately two basis points from the termination and maturity of $4.4 billion of interest rate swaps that were not replaced, as Key continues to increase its asset sensitivity to be better positioned for a rise in short-term interest rates.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Noninterest Income

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Trust and investment services income	$100	$95	$90	5.3%	11.1%
Investment banking and debt placement fees	84	79	73	6.3	15.1
Service charges on deposit accounts	71	69	70	2.9	1.4
Operating lease income and other leasing gains	19	23	58	(17.4)	(67.2)
Corporate services income	43	45	44	(4.4)	(2.3)
Cards and payments income	42	37	31	13.5	35.5
Corporate-owned life insurance income	31	30	30	3.3	3.3
Consumer mortgage income	6	7	9	(14.3)	(33.3)
Net gains (losses) from principal investing	7	8	24	(12.5)	(70.8)
Other income	26	32	28	(18.8)	(7.1)

Total noninterest income	$429	$425	$457	.9%	(6.1)%

Key’s noninterest income was $429 million for the second quarter of 2013, compared to $457 million for the year-ago quarter. Operating lease income and other leasing gains decreased $39 million primarily due to a $31 million gain on the early terminations of leveraged leases one year ago, and net gains (losses) from principal investing decreased by $17 million. These decreases were partially offset by increases in investment banking and debt placement fees and cards and payments income of $11 million each, and trust and investment services income of $10 million.

Compared to the first quarter of 2013, noninterest income increased by $4 million. Trust and investment services income, investment banking and debt placement fees, and cards and payments income each increased $5 million. These increases in noninterest income were partially offset by declines in operating lease income and other leasing gains of $4 million and other income of $6 million.

Noninterest Expense

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Personnel expense	$406	$391	$377	3.8%	7.7%
Nonpersonnel expense	305	290	316	5.2	(3.5)

Total noninterest expense	$711	$681	$693	4.4%	2.6%

Key’s noninterest expense was $711 million for the second quarter of 2013, compared to $693 million for the same period last year. Excluding the $37 million in expenses related to Key’s efficiency initiative and the $26 million in incremental costs associated with acquisitions, noninterest expense was down $45 million compared to the prior year. Personnel expense increased $29 million due to an increase in severance expense primarily associated with Key’s efficiency initiative and higher incentive compensation expense accruals. Nonpersonnel expense decreased $11 million from one year ago. Business services and professional fees declined $14 million, and marketing expense and other real estate owned (OREO) expense each decreased $6 million. These declines were partially offset by an increase in net occupancy of $10 million primarily due to charges related to the consolidation of 33 branches during the second quarter of 2013. Intangible asset amortization on credit cards and other intangible asset amortization associated with the third quarter 2012 acquisitions of the credit card portfolio and the branches in Western New York also increased $9 million in total.

Compared to the first quarter of 2013, noninterest expense increased by $30 million. Personnel expense increased $15 million as severance expense was $9 million higher; annual merit and incentive compensation also contributed to the increase. Nonpersonnel expense also increased $15 million from the first quarter of 2013. Net occupancy increased $8 million primarily due to charges related to the consolidation of 33 branches during the second quarter of 2013. Marketing expense also increased $5 million.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

BALANCE SHEET HIGHLIGHTS

As of June 30, 2013, Key had total assets of $90.6 billion compared to $89.2 billion at March 31, 2013, and $86.5 billion at June 30, 2012.

Average Loans

dollars in millions				Change 6-30-13 vs.
	6-30-13	3-31-13	6-30-12	3-31-13	6-30-12
Commercial, financial and agricultural (a)	$23,480	$23,317	$20,606	.7%	13.9%
Other commercial loans	13,290	13,493	14,055	(1.5)	(5.4)
Total home equity loans	10,381	10,200	9,852	1.8	5.4
Other consumer loans	5,545	5,616	4,933	(1.3)	12.4

Total loans	$52,696	$52,626	$49,446	.1%	6.6%

(a)	Commercial, financial and agricultural average balance for the three months ended June 30, 2013 and March 31, 2013 includes $96 million and $91 million, respectively, of assets from commercial credit cards.

Average loans were $52.7 billion for the second quarter of 2013, an increase of $3.3 billion compared to the second quarter of 2012. Commercial, financial and agricultural loans grew by $2.9 billion over the year-ago quarter, with strong growth across Key’s business segments. In addition, the third quarter 2012 credit card portfolio and Western New York branch acquisitions added $1 billion of mostly consumer loans. This growth was partially offset by declines in the commercial real estate portfolio, the equipment lease portfolio, which included the early termination of certain leveraged leases in the exit portfolio in 2012, and run-off of consumer loans in the designated exit portfolio.

Compared to the first quarter of 2013, average loans increased by $70 million. This average loan growth was attributable to an increase in commercial, financial and agricultural loans and home equity loans, which benefitted from Key’s second quarter lending promotion. This growth in loans was partially offset by a decrease in commercial real estate, commercial lease financing, and other consumer loans.

Average Deposits

dollars in millions				Change 6-30-13 vs.
	6-30-13	3-31-13	6-30-12	3-31-13	6-30-12
Non-time deposits (a)	$57,691	$55,819	$50,801	3.4%	13.6%
Certificates of deposits ($100,000 or more)	2,975	2,911	3,858	2.2	(22.9)
Other time deposits	4,202	4,451	5,645	(5.6)	(25.6)

Total deposits	$64,868	$63,181	$60,304	2.7%	7.6%

Cost of total deposits (a)	.26%	.29%	.47%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $64.9 billion for the second quarter of 2013, an increase of $4.6 billion compared to the year-ago quarter. The growth reflects an increase in demand deposits of $2.7 billion and interest-bearing non-time deposits of $4.2 billion (including the impact of Key’s third quarter 2012 Western New York branch acquisition, which added $2 billion of mostly interest-bearing non-time deposits). This deposit growth was partially offset by $2.3 billion of run-off from one year ago in certificates of deposit and other time deposits.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Compared to the first quarter of 2013, average deposits, excluding deposits in foreign office, increased by $1.7 billion. This deposit growth was primarily due to an increase in business demand and interest-bearing commercial deposits, reflecting deposits made by some of Key’s larger clients.

ASSET QUALITY

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Net loan charge-offs	$45	$49	$77	(8.2)%	(41.6)%
Net loan charge-offs to average total loans	.34%	.38%	.63%	N/A	N/A
Nonperforming loans at period end (a)	$652	$650	$657	.3	(.8)
Nonperforming assets at period end	693	705	751	(1.7)	(7.7)
Allowance for loan and lease losses	876	893	888	(1.9)	(1.4)
Allowance for loan and lease losses to nonperforming loans	134.36%	137.38%	135.16%	N/A	N/A
Provision (credit) for loan and lease losses	$28	$55	$21	(49.1)%	33.3%

(a)	June 30, 2013 and March 31, 2013 amounts exclude $19 million and $22 million, respectively, of purchased credit impaired loans acquired in July 2012.

N/A = Not Applicable

Key’s provision for loan and lease losses was $28 million for the second quarter of 2013, compared to $55 million for the first quarter of 2013 and $21 million for the year-ago quarter. The decline in the provision for loan and lease losses from the prior quarter reflects Key’s current asset quality measures and the quality of its new loan originations.

Key’s allowance for loan and lease losses was $876 million, or 1.65% of total period-end loans at June 30, 2013, compared to 1.70% at March 31, 2013, and 1.79% at June 30, 2012.

Net loan charge-offs for the second quarter of 2013 totaled $45 million, or .34% of average total loans. These results compare to $49 million, or .38% for the first quarter of 2013, and $77 million, or .63% for the same period last year.

At June 30, 2013, Key’s nonperforming loans totaled $652 million and represented 1.23% of period-end portfolio loans, compared to 1.24% at March 31, 2013 and 1.32% at June 30, 2012. Nonperforming assets at June 30, 2013, totaled $693 million and represented 1.30% of period-end portfolio loans and OREO and other nonperforming assets, compared to 1.34% at March 31, 2013, and 1.51% at June 30, 2012.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2013.

Capital Ratios

	6-30-13	3-31-13	6-30-12
Tier 1 common equity (a), (b)	11.25%	11.40%	11.63%
Tier 1 risk-based capital (a)	12.01	12.19	12.45
Total risk based capital (a)	14.75	15.02	15.83
Tangible common equity to tangible assets (b)	9.96	10.24	10.44
Leverage (a)	11.21	11.36	11.35

(a)	6-30-13 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

As shown in the preceding table, at June 30, 2013, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.25% and 12.01%, respectively. In addition, the tangible common equity ratio was 9.96% at June 30, 2013.

On July 2, 2013 and July 9, 2013, the Federal Reserve and the OCC, respectively, approved a final rule that will implement the Basel III regulatory capital reforms and certain changes required by the Dodd-Frank Act. Consistent with the proposed rule published in August 2012, the final rule increases minimum requirements for both the quantity and quality of capital held by banking organizations and emphasizes Tier 1 common equity. While the final rule becomes effective in January 2014, the mandatory compliance date for Key begins in January 2015 and is subject to transitional provisions extending to January 2019. Key’s estimated Tier 1 common equity as calculated under this final rule was 10.81% at June 30, 2013. This exceeds the fully phased-in required minimum Tier 1 common equity (including capital conservation buffer) of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Shares outstanding at beginning of period	922,581	925,769	956,102	(.3)%	(3.5)%
Common shares repurchased	(10,786)	(6,790)	(10,468)	58.9	3.0
Shares reissued (returned) under employee benefit plans	1,088	3,602	(161)	(69.8)	N/M

Shares outstanding at end of period	912,883	922,581	945,473	(1.1)%	(3.4)%

N/M = Not Meaningful

As previously reported and as authorized by Key’s Board of Directors and pursuant to Key’s 2013 capital plan submitted to and not objected to by the Federal Reserve, Key has authority to repurchase up to $426 million of its common shares. Common share repurchases under the 2013 capital plan authorization are expected to be executed through the first quarter of 2014.

The after-tax gain on the previously announced Victory divestiture is now expected to be lower than originally projected and in the range of $100 million to $115 million. The cash portion of this gain will be between $75 million and $90 million, and Key has received no objection from the Federal Reserve to use these cash proceeds for common share repurchases.

During the second quarter of 2013, Key completed $112 million of common share repurchases on the open market under Key’s share repurchase program.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Revenue from continuing operations (TE)
Key Community Bank	$555	$549	$537	1.1%	3.4%
Key Corporate Bank	376	379	371	(.8)	1.3
Other Segments	86	83	94	3.6	(8.5)

Total segments	1,017	1,011	1,002	.6	1.5
Reconciling items	(2)	3	(1)	N/M	N/M

Total	$1,015	$1,014	$1,001	.1%	1.4%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$36	$31	$54	16.1%	(33.3)%
Key Corporate Bank	117	105	95	11.4	23.2
Other Segments	70	68	49	2.9	42.9

Total segments	223	204	198	9.3	12.6
Reconciling items	(24)	(3)	24	N/M	N/M

Total	$199	$201	$222	(1.0)%	(10.4)%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Summary of operations
Net interest income (TE)	$357	$361	$356	(1.1)%	.3%
Noninterest income	198	188	181	5.3	9.4

Total revenue (TE)	555	549	537	1.1	3.4
Provision (credit) for loan and lease losses	41	59	(4)	(30.5)	N/M
Noninterest expense	456	440	455	3.6	.2

Income (loss) before income taxes (TE)	58	50	86	16.0	(32.6)
Allocated income taxes (benefit) and TE adjustments	22	19	32	15.8	(31.3)

Net income (loss) attributable to Key	$36	$31	$54	16.1%	(33.3)%

Average balances
Loans and leases	$29,161	$28,977	$26,413	.6%	10.4%
Total assets	31,570	31,473	28,695	.3	10.0
Deposits	49,473	49,349	47,946	.3	3.2
Assets under management at period end	$23,213	$23,867	$21,116	(2.7)%	9.9%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Additional Key Community Bank Data

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Noninterest income
Trust and investment services income	$67	$65	$60	3.1%	11.7%
Service charges on deposit accounts	60	58	59	3.4	1.7
Cards and payments income	37	33	26	12.1	42.3
Other noninterest income	34	32	36	6.3	(5.6)

Total noninterest income	$198	$188	$181	5.3%	9.4%

Average deposit balances
NOW and money market deposit accounts	$26,341	$26,109	$23,824	.9%	10.6%
Savings deposits	2,536	2,463	2,074	3.0	22.3
Certificates of deposit ($100,000 or more)	2,443	2,498	3,269	(2.2)	(25.3)
Other time deposits	4,195	4,445	5,629	(5.6)	(25.5)
Deposits in foreign office	284	270	270	5.2	5.2
Noninterest-bearing deposits	13,674	13,564	12,880	.8	6.2

Total deposits	$49,473	$49,349	$47,946	.3%	3.2%

Home equity loans
Average balance	$9,992	$9,787	$9,359
Weighted-average loan-to-value ratio (at date of origination)	71%	70%	71%
Percent first lien positions	57	55	54
Other data
Branches	1,052	1,084	1,062
Automated teller machines	1,359	1,482	1,576

Key Community Bank Summary of Operations

•	Realigned Community Bank structure and organization and closed 33 branches, resulting in expenses of $11 million in the second quarter of 2013

•	Continued credit card penetration and successful integration of branches in Western New York

•	Eight consecutive quarters of average loan growth

•	Core deposits up $3.8 billion, or 9.7% from the prior year

Key Community Bank recorded net income attributable to Key of $36 million for the second quarter of 2013, compared to $54 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $1 million, or .3% from the second quarter of 2012. Average loans and leases grew 10.4% while average deposits increased 3.2% from one year ago. The Western New York branch and credit card portfolio acquisitions contributed $30 million to net interest income, $1 billion to average loans and leases, and $2 billion to deposits. The positive contribution to net interest income from the acquisitions was partially offset by a lower earnings credit applied to deposits in the current period compared to the same period one year ago as a result of the continued low-rate environment.

Noninterest income increased by $17 million, or 9.4% from the year-ago quarter. Cards and payments income increased $11 million as a result of the third quarter 2012 credit card portfolio acquisition. Trust and investment services income increased $7 million, primarily due to an increase in assets under management resulting from strong market performance and increased production.

The provision for loan and lease losses was a charge of $41 million compared to a credit of $4 million for the second quarter of 2012. Net loan charge-offs, including the 2012 credit card portfolio acquisition, decreased $4 million from the same period one year ago.

Noninterest expense increased by $1 million, or .2% from the year-ago quarter. Expense reductions resulting from Key’s efficiency initiative substantially offset the increase in expenses associated with Key’s third quarter 2012 Western New York branch and credit card portfolio acquisitions.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Key Corporate Bank

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Summary of operations
Net interest income (TE)	$189	$187	$190	1.1%	(.5)%
Noninterest income	187	192	181	(2.6)	3.3

Total revenue (TE)	376	379	371	(.8)	1.3
Provision (credit) for loan and lease losses	(10)	4	4	N/M	N/M
Noninterest expense	202	210	213	(3.8)	(5.2)

Income (loss) before income taxes (TE)	184	165	154	11.5	19.5
Allocated income taxes and TE adjustments	67	60	56	11.7	19.6

Net income (loss)	117	105	98	11.4	19.4
Less: Net income (loss) attributable to noncontrolling interests	—	—	3	N/M	N/M

Net income (loss) attributable to Key	$117	$105	$95	11.4%	23.2%

Average balances
Loans and leases	$20,133	$20,044	$18,541	.4%	8.6%
Loans held for sale	466	409	514	13.9	(9.3)
Total assets	23,965	23,864	22,709	.4	5.5
Deposits	15,606	13,968	12,414	11.7	25.7
Assets under management at period end	$12,331	$11,847	$14,032	4.1%	(12.1)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q13 vs.
	2Q13	1Q13	2Q12	1Q13	2Q12
Noninterest income
Trust and investment services income	$33	$31	$31	6.5%	6.5%
Investment banking and debt placement fees	82	78	69	5.1	18.8
Operating lease income and other leasing gains	13	17	21	(23.5)	(38.1)
Corporate services income	32	30	34	6.7	(5.9)
Service charges on deposit accounts	11	11	11	—	—
Cards and payments income	5	4	5	25.0	—

Payments and services income	48	45	50	6.7	(4.0)
Other noninterest income	11	21	10	(47.6)	10.0

Total noninterest income	$187	$192	$181	(2.6)%	3.3%

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees were up $13 million, or 18.8% from the prior year

•	Average loan balances up 8.6% from the prior year

•	Average deposits up 25.7% from the prior year

Key Corporate Bank recorded net income attributable to Key of $117 million for the second quarter of 2013, compared to $95 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $1 million, or .5% compared to the second quarter of 2012. Average earning assets increased $1.5 billion, or 7.2% from the year-ago quarter, driving a $2 million increase in earning asset spread. Average deposit balances increased $3.2 billion, or 25.7% from the year-ago quarter, driven by the continued execution of health care strategies and increase in public sector deposits. However, these increases in balances were offset by declines in the deposit spread as a result of the continued low-rate environment.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Noninterest income increased by $6 million, or 3.3% from the second quarter of 2012. Investment banking and debt placement fees increased $13 million, partially offset by a decrease in operating lease income and other leasing gains of $8 million compared to the year-ago quarter.

The provision for loan and lease losses was a credit of $10 million compared to a charge of $4 million for the second quarter of 2012. There were net loan recoveries of $6 million for the second quarter of 2013 compared to net loan charge-offs of $9 million for the same period one year ago.

Noninterest expense decreased by $11 million, or 5.2% from the second quarter of 2012. This decline was driven by decreases in professional fees, operating lease expense, and the provision (credit) for losses on lending-related commitments compared to the second quarter of 2012.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $70 million for the second quarter of 2013, compared to net income attributable to Key of $49 million for the same period last year. These results were primarily attributable to an increase in net interest income of $44 million and a decrease in the provision for loan and lease losses of $25 million. These improvements were partially offset by a decline in noninterest income of $52 million primarily due to decreases in operating lease income and other leasing gains of $32 million and net gains (losses) from principal investing of $17 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $90.6 billion at June 30, 2013.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 14 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon 216.689.3133 Kelly_L_Dillon@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “expect,” “believe,” and “anticipate,” and other similar references to future periods. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2012, and its Quarterly Report on Form 10-Q for the period ended March 31, 2013, each of which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: continued strain on the global financial markets as a result of economic slowdowns and concerns; current regulatory initiatives in the U.S., including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, subjecting us to a variety of new and more stringent legal and regulatory requirements and increased scrutiny from our regulators; adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; and our ability to timely and effectively implement our strategic initiatives. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 18, 2013. An audio replay of the call will be available through July 25, 2013.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

KeyCorp

Second Quarter 2013

Financial Supplement

Page
14	Financial Highlights
16	GAAP to Non-GAAP Reconciliation
19	Consolidated Balance Sheets
20	Consolidated Statements of Income
21	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
23	Noninterest Expense
23	Personnel Expense
24	Loan Composition
24	Loans Held for Sale Composition
24	Summary of Changes in Loans Held for Sale
25	Exit Loan Portfolio From Continuing Operations
25	Asset Quality Statistics From Continuing Operations
26	Summary of Loan and Lease Loss Experience From Continuing Operations
27	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
28	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
29	Line of Business Results

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-13	3-31-13	6-30-12
Summary of operations
Net interest income (TE)	$586	$589	$544
Noninterest income	429	425	457

Total revenue (TE)	1,015	1,014	1,001
Provision (credit) for loan and lease losses	28	55	21
Noninterest expense	711	681	693
Income (loss) from continuing operations attributable to Key	199	201	222
Income (loss) from discontinued operations, net of taxes (a)	5	3	14
Net income (loss) attributable to Key	204	204	236
Income (loss) from continuing operations attributable to Key common shareholders	$193	$196	$217
Income (loss) from discontinued operations, net of taxes (a)	5	3	14
Net income (loss) attributable to Key common shareholders	198	199	231
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.21	$.23
Income (loss) from discontinued operations, net of taxes (a)	.01	—	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.22	.24
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.21	.21	.23
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.22	.21	.24
Cash dividends paid	.055	.05	.05
Book value at period end	10.89	10.89	10.43
Tangible book value at period end	9.77	9.78	9.45
Market price at period end	11.04	9.96	7.74
Performance ratios
From continuing operations:
Return on average total assets	.95%	.99%	1.10%
Return on average common equity	7.72	7.96	8.90
Return on average tangible common equity (c)	8.60	8.87	9.83
Net interest margin (TE)	3.13	3.24	3.06
Cash efficiency ratio (c)	69.06	65.98	69.13
From consolidated operations:
Return on average total assets	.92%	.94%	1.10%
Return on average common equity	7.92	8.08	9.47
Return on average tangible common equity (c)	8.82	9.01	10.46
Net interest margin (TE)	3.07	3.16	2.99
Loan to deposit (d)	83.63	86.95	86.38
Capital ratios at period end
Key shareholders’ equity to assets	11.29%	11.59%	11.74%
Key common shareholders’ equity to assets	10.96	11.27	11.40
Tangible common equity to tangible assets (c)	9.96	10.24	10.44
Tier 1 common equity (c), (e)	11.25	11.40	11.63
Tier 1 risk-based capital (e)	12.01	12.19	12.45
Total risk-based capital (e)	14.75	15.02	15.83
Leverage (e)	11.21	11.36	11.35
Asset quality — from continuing operations
Net loan charge-offs	$45	$49	$77
Net loan charge-offs to average loans	.34%	.38%	.63%
Allowance for loan and lease losses to annualized net loan charge-offs	485.33	449.37	286.74
Allowance for loan and lease losses	$876	$893	$888
Allowance for credit losses	913	925	939
Allowance for loan and lease losses to period-end loans	1.65%	1.70%	1.79%
Allowance for credit losses to period-end loans	1.72	1.76	1.89
Allowance for loan and lease losses to nonperforming loans	134.36	137.38	135.16
Allowance for credit losses to nonperforming loans	140.03	142.31	142.92
Nonperforming loans at period end (f)	$652	$650	$657
Nonperforming assets at period end	693	705	751
Nonperforming loans to period-end portfolio loans	1.23%	1.24%	1.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.30	1.34	1.51
Trust and brokerage assets
Assets under management	$35,544	$35,714	$35,148
Nonmanaged and brokerage assets	37,759	37,115	33,803
Other data
Average full-time equivalent employees	14,999	15,396	15,455
Branches	1,052	1,084	1,062
Taxable-equivalent adjustment	$5	$6	$6

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-13	6-30-12
Summary of operations
Net interest income (TE)	$1,175	$1,103
Noninterest income	854	899

Total revenue (TE)	2,029	2,002
Provision (credit) for loan and lease losses	83	63
Noninterest expense	1,392	1,372
Income (loss) from continuing operations attributable to Key	400	423
Income (loss) from discontinued operations, net of taxes (a)	8	13
Net income (loss) attributable to Key	408	436
Income (loss) from continuing operations attributable to Key common shareholders	$389	$412
Income (loss) from discontinued operations, net of taxes (a)	8	13
Net income (loss) attributable to Key common shareholders	397	425
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.42	$.44
Income (loss) from discontinued operations, net of taxes (a)	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.43	.45
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.42	.43
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.43	.45
Cash dividends paid	.105	.08
Performance ratios
From continuing operations:
Return on average total assets	.97%	1.05%
Return on average common equity	7.84	8.49
Return on average tangible common equity (c)	8.73	9.39
Net interest margin (TE)	3.18	3.11
Cash efficiency ratio (c)	67.52	68.43
From consolidated operations:
Return on average total assets	.93%	1.01%
Return on average common equity	8.00	8.76
Return on average tangible common equity (c)	8.91	9.69
Net interest margin (TE)	3.12	3.03
Asset quality — from continuing operations
Net loan charge-offs	$94	$178
Net loan charge-offs to average total loans	.36%	.72%
Other data
Average full-time equivalent employees	15,197	15,430
Taxable-equivalent adjustment	$11	$12

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	6-30-13 ratio is estimated.
(f)	June 30, 2013 and March 31, 2013 amounts exclude $19 million and $22 million, respectively, of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and “adjusted cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio and the adjusted cash efficiency ratio are ratios of two non-GAAP performance measures. As such, there are no directly comparable GAAP performance measures. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The adjusted cash efficiency ratio further removes the impact of the efficiency initiative charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-13	3-31-13	6-30-12
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,229	$10,340	$10,155
Less: Intangible assets (a)	1,021	1,024	932
Preferred Stock, Series A(d)	282	291	291

Tangible common equity (non-GAAP)	$8,926	$9,025	$8,932

Total assets (GAAP)	$90,639	$89,198	$86,523
Less: Intangible assets (a)	1,021	1,024	932

Tangible assets (non-GAAP)	$89,618	$88,174	$85,591

Tangible common equity to tangible assets ratio (non-GAAP)	9.96%	10.24%	10.44%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,229	$10,340	$10,155
Qualifying capital securities	339	339	339
Less: Goodwill	979	979	917
Accumulated other comprehensive income (loss) (b)	(359)	(204)	(109)
Other assets (c)	102	106	71

Total Tier 1 capital (regulatory)	9,846	9,798	9,615

Less: Qualifying capital securities	339	339	339
Preferred Stock, Series A (d)	282	291	291

Total Tier 1 common equity (non-GAAP)	$9,225	$9,168	$8,985

Net risk-weighted assets (regulatory) (c), (e)	$81,964	$80,400	$77,236
Tier 1 common equity ratio (non-GAAP) (e)	11.25%	11.40%	11.63%
Pre-provision net revenue
Net interest income (GAAP)	$581	$583	$538
Plus: Taxable-equivalent adjustment	5	6	6
Noninterest income (GAAP)	429	425	457
Less: Noninterest expense (GAAP)	711	681	693

Pre-provision net revenue from continuing operations (non-GAAP)	$304	$333	$308

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	6-30-13	3-31-13	6-30-12
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,314	$10,279	$10,100
Less: Intangible assets (average) (f)	1,023	1,027	931
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$9,000	$8,961	$8,878

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$193	$196	$217
Average tangible common equity (non-GAAP)	9,000	8,961	8,878
Return on average tangible common equity from continuing operations (non-GAAP)	8.60%	8.87%	9.83%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$198	$199	$231
Average tangible common equity (non-GAAP)	9,000	8,961	8,878
Return on average tangible common equity consolidated (non-GAAP)	8.82%	9.01%	10.46%
Cash efficiency ratio
Noninterest expense (GAAP)	$711	$681	$693
Less: Intangible asset amortization on credit cards (GAAP)	7	8	—
Other intangible asset amortization (GAAP)	3	4	1

Adjusted noninterest expense (non-GAAP)	$701	$669	$692

Net interest income (GAAP)	$581	$583	$538
Plus: Taxable-equivalent adjustment	5	6	6
Noninterest income (GAAP)	429	425	457

Total taxable-equivalent revenue (non-GAAP)	$1,015	$1,014	$1,001

Cash efficiency ratio (non-GAAP)	69.06%	65.98%	69.13%
Cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$701	$669	$692
Less: Efficiency initiative charges (non-GAAP)	37	15	—

Net adjusted noninterest expense (non-GAAP)	$664	$654	$692

Total taxable-equivalent revenue (non-GAAP)	$1,015	$1,014	$1,001
Cash efficiency ratio net of efficiency initiative charges (non-GAAP)	65.42%	64.50%	69.13%

	Three months ended
	6-30-13
Tier 1 common equity under Basel III (estimates)
Tier 1 common equity under current regulatory rules	$9,225
Adjustments from current regulatory rules to Basel III:
Deferred tax assets and other (g)	(62)

Tier 1 common equity anticipated under Basel III (h)	$9,163

Net risk-weighted assets under current regulatory rules	$81,964
Adjustments from current regulatory rules to Basel III:
Loan commitments less than one year	826
Past due loans	253
Mortgage servicing assets (i)	292
Deferred tax assets (i)	279
Other	1,151

Total risk-weighted assets under Basel III	$84,765

Tier 1 common equity ratio under Basel III	10.81%

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Six months ended
	6-30-13	6-30-12
Pre-provision net revenue
Net interest income (GAAP)	$1,164	$1,091
Plus: Taxable-equivalent adjustment	11	12
Noninterest income (GAAP)	854	899
Less: Noninterest expense (GAAP)	1,392	1,372

Pre-provision net revenue from continuing operations (non-GAAP)	$637	$630

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,297	$10,046
Less: Intangible assets (average) (j)	1,025	932
Preferred Stock, Series A (average)	291	291

Average tangible common equity (non-GAAP)	$8,981	$8,823

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$389	$412
Average tangible common equity (non-GAAP)	8,981	8,823
Return on average tangible common equity from continuing operations (non-GAAP)	8.73%	9.39%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$397	$425
Average tangible common equity (non-GAAP)	8,981	8,823
Return on average tangible common equity consolidated (non-GAAP)	8.91%	9.69%
Cash efficiency ratio
Noninterest expense (GAAP)	$1,392	$1,372
Less: Intangible asset amortization on credit cards (GAAP)	15	—
Other intangible asset amortization (GAAP)	7	2

Adjusted noninterest expense (non-GAAP)	$1,370	$1,370

Net interest income (GAAP)	$1,164	$1,091
Plus: Taxable-equivalent adjustment	11	12
Noninterest income (GAAP)	854	899

Total taxable-equivalent revenue (non-GAAP)	$2,029	$2,002

Cash efficiency ratio (non-GAAP)	67.52%	68.43%
Adjusted cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$1,370	$1,370
Less: Efficiency initiative charges (non-GAAP)	52	—

Net adjusted noninterest expense (non-GAAP)	$1,318	$1,370

Total taxable-equivalent revenue (non-GAAP)	$2,029	$2,002
Adjusted cash efficiency ratio net of efficiency initiative charges (non-GAAP)	64.96%	68.43%

(a)	Three months ended June 30, 2013 and March 31, 2013 exclude $107 million and $114 million, respectively, of period end purchased credit card receivable intangible assets.
(b)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(c)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at June 30, 2013, March 31, 2013, and June 30, 2012.
(d)	Net of capital surplus for the three months ended June 30, 2013.
(e)	6-30-13 amount is estimated.
(f)	Three months ended June 30, 2013 and March 31, 2013 exclude $110 million and $118 million, respectively, of average ending purchased credit card receivable intangible assets.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards.
(h)	The amount of regulatory capital and risk-weighted assets estimated under Basel III (as fully phased-in on January 1, 2019) is based upon the federal banking agencies’ final Basel III rule, which implements Basel III under the Standardized Approach.
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	Six months ended June 30, 2013 excludes $114 million of average ending purchased credit card receivable intangible assets.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Consolidated Balance Sheets

(dollars in millions)

	6-30-13	3-31-13	6-30-12
Assets
Loans	$53,101	$52,574	$49,605
Loans held for sale	402	434	656
Securities available for sale	13,253	13,496	13,205
Held-to-maturity securities	4,750	3,721	4,352
Trading account assets	592	701	679
Short-term investments	3,582	3,081	2,216
Other investments	1,037	1,059	1,186

Total earning assets	76,717	75,066	71,899
Allowance for loan and lease losses	(876)	(893)	(888)
Cash and due from banks	696	621	716
Premises and equipment	900	930	931
Operating lease assets	303	309	318
Goodwill	979	979	917
Other intangible assets	149	159	15
Corporate-owned life insurance	3,362	3,352	3,285
Derivative assets	461	609	818
Accrued income and other assets	2,864	2,884	2,967
Discontinued assets	5,084	5,182	5,545

Total assets	$90,639	$89,198	$86,523

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$32,689	$32,700	$28,957
Savings deposits	2,542	2,546	2,103
Certificates of deposit ($100,000 or more)	2,918	2,998	3,669
Other time deposits	4,089	4,324	5,385

Total interest-bearing deposits	42,238	42,568	40,114
Noninterest-bearing deposits	24,939	21,564	21,435
Deposits in foreign office — interest-bearing	544	522	618

Total deposits	67,721	64,654	62,167
Federal funds purchased and securities sold under repurchase agreements	1,647	1,950	1,716
Bank notes and other short-term borrowings	298	378	362
Derivative liabilities	456	524	763
Accrued expense and other liabilities	1,421	1,352	1,390
Long-term debt	6,666	7,785	7,521
Discontinued liabilities	2,169	2,176	2,428

Total liabilities	80,378	78,819	76,347
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,045	4,059	4,120
Retained earnings	7,214	7,065	6,595
Treasury stock, at cost	(2,020)	(1,930)	(1,796)
Accumulated other comprehensive income (loss)	(318)	(162)	(72)

Key shareholders’ equity	10,229	10,340	10,155
Noncontrolling interests	32	39	21

Total equity	10,261	10,379	10,176

Total liabilities and equity	$90,639	$89,198	$86,523

Common shares outstanding (000)	912,883	922,581	945,473

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-13	3-31-13	6-30-12	6-30-13	6-30-12
Interest income
Loans	$539	$548	$518	$1,087	$1,054
Loans held for sale	5	4	5	9	10
Securities available for sale	80	80	105	160	221
Held-to-maturity securities	20	18	17	38	29
Trading account assets	4	6	5	10	11
Short-term investments	1	2	2	3	3
Other investments	8	9	10	17	18

Total interest income	657	667	662	1,324	1,346
Interest expense
Deposits	42	45	71	87	148
Federal funds purchased and securities sold under repurchase agreements	—	1	1	1	2
Bank notes and other short-term borrowings	2	1	2	3	4
Long-term debt	32	37	50	69	101

Total interest expense	76	84	124	160	255

Net interest income	581	583	538	1,164	1,091
Provision (credit) for loan and lease losses	28	55	21	83	63

Net interest income (expense) after provision for loan and lease losses	553	528	517	1,081	1,028
Noninterest income
Trust and investment services income	100	95	90	195	186
Investment banking and debt placement fees	84	79	73	163	134
Service charges on deposit accounts	71	69	70	140	138
Operating lease income and other leasing gains	19	23	58	42	110
Corporate services income	43	45	44	88	88
Cards and payments income	42	37	31	79	60
Corporate-owned life insurance income	31	30	30	61	60
Consumer mortgage income	6	7	9	13	18
Net gains (losses) from principal investing	7	8	24	15	59
Other income (a)	26	32	28	58	46

Total noninterest income	429	425	457	854	899
Noninterest expense
Personnel	406	391	377	797	749
Net occupancy	72	64	62	136	126
Computer processing	39	39	43	78	84
Business services and professional fees	37	35	51	72	88
Equipment	27	26	27	53	53
Operating lease expense	11	12	15	23	32
Marketing	11	6	17	17	30
FDIC assessment	8	8	8	16	16
Intangible asset amortization on credit cards	7	8	—	15	—
Other intangible asset amortization	3	4	1	7	2
Provision (credit) for losses on lending-related commitments	5	3	6	8	6
OREO expense, net	1	3	7	4	13
Other expense	84	82	79	166	173

Total noninterest expense	711	681	693	1,392	1,372

Income (loss) from continuing operations before income taxes	271	272	281	543	555
Income taxes	72	70	54	142	127

Income (loss) from continuing operations	199	202	227	401	428
Income (loss) from discontinued operations, net of taxes	5	3	14	8	13

Net income (loss)	204	205	241	409	441
Less: Net income (loss) attributable to noncontrolling interests	—	1	5	1	5

Net income (loss) attributable to Key	$204	$204	$236	$408	$436

Income (loss) from continuing operations attributable to Key common shareholders	$193	$196	$217	$389	$412
Net income (loss) attributable to Key common shareholders	198	199	231	397	425
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.21	$.23	$.42	$.44
Income (loss) from discontinued operations, net of taxes	.01	—	.01	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.22	.24	.43	.45
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.21	$.23	$.42	$.43
Income (loss) from discontinued operations, net of taxes	.01	—	.01	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.21	.24	.43	.45
Cash dividends declared per common share	$.055	$.05	$.05	$.105	$.08
Weighted-average common shares outstanding (000)	913,736	920,316	944,648	917,008	946,995
Weighted-average common shares and potential common shares outstanding (000) (c)	918,628	926,051	948,087	922,319	951,029

(a)	For the three months ended June 30, 2013, March 31, 2013, and June 30, 2012, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2013				First Quarter 2013				Second Quarter 2012
	Average				Average				Average
	Balance		Interest (a)	Yield/Rate (a)	Balance		Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$23,480	(d)	$212	3.63%	$23,317	(d)	$218	3.78%	$20,606	$196	3.82%
Real estate — commercial mortgage	7,494		78	4.14	7,616		79	4.24	7,613	85	4.50
Real estate — construction	1,049		11	4.30	1,034		11	4.27	1,216	14	4.64
Commercial lease financing	4,747		48	3.96	4,843		47	3.92	5,226	45	3.45

Total commercial loans	36,770		349	3.80	36,810		355	3.92	34,661	340	3.94
Real estate — residential mortgage	2,176		24	4.53	2,173		25	4.58	1,990	24	4.91
Home equity:
Key Community Bank	9,992		98	3.93	9,787		96	3.97	9,359	94	4.04
Other	389		7	7.66	413		8	7.70	493	9	7.66

Total home equity loans	10,381		105	4.07	10,200		104	4.12	9,852	103	4.23
Consumer other — Key Community Bank	1,392		26	7.35	1,343		25	7.58	1,247	29	9.20
Credit cards	697		20	11.91	704		22	12.61	—	—	—
Consumer other:
Marine	1,206		20	6.24	1,311		20	6.29	1,595	26	6.29
Other	74		1	8.58	85		2	7.98	101	2	8.49

Total consumer other	1,280		21	6.37	1,396		22	6.39	1,696	28	6.42

Total consumer loans	15,926		196	4.94	15,816		198	5.00	14,785	184	4.99

Total loans	52,696		545	4.15	52,626		553	4.26	49,446	524	4.26
Loans held for sale	513		5	3.93	469		4	3.27	585	5	3.43
Securities available for sale (b), (e)	13,296		79	2.47	12,065		81	2.74	13,865	105	3.13
Held-to-maturity securities (b)	4,144		20	1.87	3,816		18	1.94	3,493	17	1.98
Trading account assets	749		4	2.31	710		6	3.44	768	5	3.01
Short-term investments	2,722		1	.23	2,999		2	.22	2,608	2	.29
Other investments (e)	1,048		8	2.61	1,059		9	3.59	1,177	10	3.21

Total earning assets	75,168		662	3.54	73,744		673	3.67	71,942	668	3.74
Allowance for loan and lease losses	(890)				(896)				(928)
Accrued income and other assets	9,770				9,867				9,866
Discontinued assets	5,096				5,216				5,673

Total assets	$89,144				$87,931				$86,553

Liabilities
NOW and money market deposit accounts	$32,849		14	.17	$31,946		14	.18	$29,106	13	.18
Savings deposits	2,545		—	.04	2,473		1	.05	2,085	—	.03
Certificates of deposit ($100,000 or more) (f)	2,975		13	1.79	2,911		14	1.99	3,858	27	2.85
Other time deposits	4,202		14	1.35	4,451		16	1.42	5,645	30	2.13
Deposits in foreign office	573		1	.24	454		—	.25	759	1	.24

Total interest-bearing deposits	43,144		42	.39	42,235		45	.43	41,453	71	.69
Federal funds purchased and securities sold under repurchase agreements	1,845		—	.14	1,913		1	.15	1,880	1	.20
Bank notes and other short-term borrowings	367		2	1.84	387		1	1.75	468	2	1.80
Long-term debt (f), (g)	4,401		32	3.25	4,671		37	3.51	5,463	50	4.01

Total interest-bearing liabilities	49,757		76	.62	49,206		84	.70	49,264	124	1.02

Noninterest-bearing deposits	22,297				21,400				19,610
Accrued expense and other liabilities	1,653				1,799				1,902
Discontinued liabilities (g)	5,089				5,213				5,658

Total liabilities	78,796				77,618				76,434
Equity
Key shareholders’ equity	10,314				10,279				10,100
Noncontrolling interests	34				34				19

Total equity	10,348				10,313				10,119

Total liabilities and equity	$89,144				$87,931				$86,553

Interest rate spread (TE)				2.92%				2.97%			2.72%

Net interest income (TE) and net interest margin (TE)			586	3.13%			589	3.24%		544	3.06%

TE adjustment (b)			5				6			6

Net interest income, GAAP basis			$581				$583			$538

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the three months ended June 30, 2013 and March 31, 2013 includes $96 million and $91 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2013				Six months ended June 30, 2012
	Average				Average
	Balance		Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$23,399	(d)	$430	3.71%	$20,318	$394	3.90%
Real estate — commercial mortgage	7,554		157	4.19	7,803	174	4.49
Real estate — construction	1,042		22	4.28	1,250	30	4.75
Commercial lease financing	4,795		95	3.94	5,340	99	3.70

Total commercial loans	36,790		704	3.86	34,711	697	4.03
Real estate — residential mortgage	2,174		49	4.55	1,970	49	4.98
Home equity:
Key Community Bank	9,890		194	3.95	9,266	187	4.06
Other	401		15	7.68	507	19	7.67

Total home equity loans	10,291		209	4.10	9,773	206	4.25
Consumer other — Key Community Bank	1,368		51	7.46	1,220	57	9.40
Credit cards	700		42	12.26	—	—	—
Consumer other:
Marine	1,258		40	6.27	1,655	53	6.29
Other	80		3	8.26	109	4	8.11

Total consumer other	1,338		43	6.38	1,764	57	6.40

Total consumer loans	15,871		394	4.97	14,727	369	5.03

Total loans	52,661		1,098	4.21	49,438	1,066	4.33
Loans held for sale	491		9	3.61	583	10	3.52
Securities available for sale (b), (e)	12,684		160	2.59	14,562	221	3.14
Held-to-maturity securities (b)	3,981		38	1.90	2,872	29	2.02
Trading account assets	729		10	2.86	788	11	2.86
Short-term investments	2,860		3	.22	2,253	3	.29
Other investments (e)	1,054		17	3.10	1,173	18	2.99

Total earning assets	74,460		1,335	3.60	71,669	1,358	3.83
Allowance for loan and lease losses	(893)				(948)
Accrued income and other assets	9,818				9,931
Discontinued assets	5,156				5,736

Total assets	$88,541				$86,388

Liabilities
NOW and money market deposit accounts	$32,400		28	.17	$28,717	28	.20
Savings deposits	2,509		1	.05	2,041	—	.04
Certificates of deposit ($100,000 or more) (f)	2,943		27	1.89	3,947	56	2.88
Other time deposits	4,326		30	1.39	5,840	63	2.16
Deposits in foreign office	514		1	.25	764	1	.24

Total interest-bearing deposits	42,692		87	.41	41,309	148	.72
Federal funds purchased and securities sold under repurchase agreements	1,879		1	.15	1,865	2	.20
Bank notes and other short-term borrowings	377		3	1.80	479	4	1.66
Long-term debt (f), (g)	4,535		69	3.38	5,812	101	3.80

Total interest-bearing liabilities	49,483		160	.66	49,465	255	1.05

Noninterest-bearing deposits	21,851				19,038
Accrued expense and other liabilities	1,725				2,095
Discontinued liabilities (d), (g)	5,151				5,726

Total liabilities	78,210				76,324
Equity
Key shareholders’ equity	10,297				10,046
Noncontrolling interests	34				18

Total equity	10,331				10,064

Total liabilities and equity	$88,541				$86,388

Interest rate spread (TE)				2.94%			2.78%

Net interest income (TE) and net interest margin (TE)			1,175	3.18%		1,103	3.11%

TE adjustment (b)			11			12

Net interest income, GAAP basis			$1,164			$1,091

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the six months ended June 30, 2013 includes $94 million of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-13	3-31-13	6-30-12	6-30-13	6-30-12
Personnel (a)	$406	$391	$377	$797	$749
Net occupancy	72	64	62	136	126
Computer processing	39	39	43	78	84
Business services and professional fees	37	35	51	72	88
Equipment	27	26	27	53	53
Operating lease expense	11	12	15	23	32
Marketing	11	6	17	17	30
FDIC assessment	8	8	8	16	16
Intangible asset amortization on credit cards	7	8	—	15	—
Other intangible asset amortization	3	4	1	7	2
Provision (credit) for losses on lending-related commitments	5	3	6	8	6
OREO expense, net	1	3	7	4	13
Other expense	84	82	79	166	173

Total noninterest expense	$711	$681	$693	$1,392	$1,372

Average full-time equivalent employees (b)	14,999	15,396	15,455	15,197	15,430

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-13	3-31-13	6-30-12	6-30-13	6-30-12
Salaries	$227	$222	$228	$449	$447
Technology contract labor, net	19	18	13	37	25
Incentive compensation	77	73	66	150	126
Employee benefits	56	59	54	115	118
Stock-based compensation	9	10	13	19	26
Severance	18	9	3	27	7

Total personnel expense	$406	$391	$377	$797	$749

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Loan Composition

(dollars in millions)

				Percent change 6-30-13 vs.
	6-30-13	3-31-13	6-30-12	3-31-13	6-30-12
Commercial, financial and agricultural (a)	$23,715	$23,412	$20,916	1.3%	13.4%
Commercial real estate:
Commercial mortgage	7,474	7,544	7,409	(.9)	.9
Construction	1,060	1,057	1,172	.3	(9.6)

Total commercial real estate loans	8,534	8,601	8,581	(.8)	(.5)
Commercial lease financing	4,774	4,796	5,106	(.5)	(6.5)

Total commercial loans	37,023	36,809	34,603	.6	7.0
Residential — prime loans:
Real estate — residential mortgage	2,176	2,176	2,016	—	7.9
Home equity:
Key Community Bank	10,173	9,809	9,601	3.7	6.0
Other	375	401	479	(6.5)	(21.7)

Total home equity loans	10,548	10,210	10,080	3.3	4.6

Total residential — prime loans	12,724	12,386	12,096	2.7	5.2
Consumer other — Key Community Bank	1,424	1,353	1,263	5.2	12.7
Credit cards	701	693	—	1.2	N/M
Consumer other:
Marine	1,160	1,254	1,542	(7.5)	(24.8)
Other	69	79	101	(12.7)	(31.7)

Total consumer other	1,229	1,333	1,643	(7.8)	(25.2)

Total consumer loans	16,078	15,765	15,002	2.0	7.2

Total loans (b), (c)	$53,101	$52,574	$49,605	1.0%	7.0%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-13 vs.
	6-30-13	3-31-13	6-30-12	3-31-13	6-30-12
Commercial, financial and agricultural	$22	$180	$18	(87.8)%	22.2%
Real estate — commercial mortgage	318	196	523	62.2	(39.2)
Real estate — construction	—	—	12	N/M	N/M
Commercial lease financing	14	9	13	55.6	7.7
Real estate — residential mortgage	48	49	90	(2.0)	(46.7)

Total loans held for sale	$402	$434	$656	(7.4)%	(38.7)%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	2Q13	1Q13	4Q12	3Q12	2Q12
Balance at beginning of period	$434	$599	$628	$656	$511
New originations	1,241	1,075	1,686	1,280	1,308
Transfers from held to maturity, net	17	19	38	13	7
Loan sales	(1,292)	(1,257)	(1,747)	(1,311)	(1,165)
Loan draws (payments), net	—	—	(4)	(9)	(4)
Transfers to OREO / valuation adjustments	2	(2)	(2)	(1)	(1)

Balance at end of period	$402	$434	$599	$628	$656

(a)	June 30, 2013 and March 31, 2013 loan balances include $96 million and $93 million of commercial credit card balances, respectively.
(b)	Excluded at June 30, 2013, March 31, 2013, and June 30, 2012 are loans in the amount of $5.0 billion, $5.1 billion, and $5.5 billion, respectively, related to the discontinued operations of the education lending business.
(c)	June 30, 2013 includes purchased loans of $187 million of which $19 million were purchased credit impaired. March 31, 2013 includes purchased loans of $204 million of which $22 million were purchased credit impaired.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance Outstanding		Change 6-30-13 vs. 3-31-13	Net Loan Charge-offs		Balance on Nonperforming Status
	6-30-13	3-31-13		2Q13 (c)	1Q13 (c)	6-30-13	3-31-13
Residential properties — homebuilder	$26	$29	$(3)	$1	—	$8	$10
Marine and RV floor plan	28	29	(1)	—	$(3)	7	6
Commercial lease financing (a)	931	966	(35)	(2)	(5)	1	6

Total commercial loans	985	1,024	(39)	(1)	(8)	16	22
Home equity — Other	375	401	(26)	5	4	16	18
Marine	1,160	1,254	(94)	5	3	31	26
RV and other consumer	69	79	(10)	1	—	—	—

Total consumer loans	1,604	1,734	(130)	11	7	47	44

Total exit loans in loan portfolio	$2,589	$2,758	$(169)	$10	$(1)	$63	$66

Discontinued operations — education lending business (not included in exit loans above) (b)	$4,992	$5,086	$(94)	$7	$12	$19	$15

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	2Q13	1Q13	4Q12	3Q12	2Q12
Net loan charge-offs	$45	$49	$58	$109	$77
Net loan charge-offs to average total loans	.34%	.38%	.44%	.86%	.63%
Allowance for loan and lease losses to annualized net loan charge-offs	485.33	449.37	384.85	204.78	286.74
Allowance for loan and lease losses	$876	$893	$888	$888	$888
Allowance for credit losses (a)	913	925	917	931	939
Allowance for loan and lease losses to period-end loans	1.65%	1.70%	1.68%	1.73%	1.79%
Allowance for credit losses to period-end loans	1.72	1.76	1.74	1.81	1.89
Allowance for loan and lease losses to nonperforming loans	134.36	137.38	131.75	135.99	135.16
Allowance for credit losses to nonperforming loans	140.03	142.31	136.05	142.57	142.92
Nonperforming loans at period end (b)	$652	$650	$674	$653	$657
Nonperforming assets at period end	693	705	735	718	751
Nonperforming loans to period-end portfolio loans	1.23%	1.24%	1.28%	1.27%	1.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.30	1.34	1.39	1.39	1.51

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-13	3-31-13	6-30-12	6-30-13	6-30-12
Average loans outstanding	$52,696	$52,626	$49,446	$52,661	$49,438

Allowance for loan and lease losses at beginning of period	$893	$888	$944	$888	$1,004
Loans charged off:
Commercial, financial and agricultural	15	14	23	29	49
Real estate — commercial mortgage	3	13	23	16	46
Real estate — construction	1	1	5	2	16

Total commercial real estate loans	4	14	28	18	62
Commercial lease financing	2	6	16	8	20

Total commercial loans	21	34	67	55	131
Real estate — residential mortgage	4	6	7	10	13
Home equity:
Key Community Bank	18	18	23	36	48
Other	6	6	9	12	17

Total home equity loans	24	24	32	48	65
Consumer other — Key Community Bank	7	9	10	16	20
Credit cards	8	8	—	16	—
Consumer other:
Marine	9	8	13	17	30
Other	1	1	2	2	4

Total consumer other	10	9	15	19	34

Total consumer loans	53	56	64	109	132

Total loans charged off	74	90	131	164	263
Recoveries:
Commercial, financial and agricultural	7	12	20	19	31
Real estate — commercial mortgage	5	5	14	10	16
Real estate — construction	—	8	1	8	2

Total commercial real estate loans	5	13	15	18	18
Commercial lease financing	4	4	6	8	10

Total commercial loans	16	29	41	45	59
Real estate — residential mortgage	—	—	1	—	2
Home equity:
Key Community Bank	4	2	2	6	4
Other	1	2	2	3	3

Total home equity loans	5	4	4	9	7
Consumer other — Key Community Bank	2	2	2	4	3
Credit cards	2	—	—	2	—
Consumer other:
Marine	4	5	6	9	13
Other	—	1	—	1	1

Total consumer other	4	6	6	10	14

Total consumer loans	13	12	13	25	26

Total recoveries	29	41	54	70	85

Net loan charge-offs	(45)	(49)	(77)	(94)	(178)
Provision (credit) for loan and lease losses	28	55	21	83	63
Foreign currency translation adjustment	—	(1)	—	(1)	(1)

Allowance for loan and lease losses at end of period	$876	$893	$888	$876	$888

Liability for credit losses on lending-related commitments at beginning of period	$32	$29	$45	$29	$45
Provision (credit) for losses on lending-related commitments	5	3	6	8	6

Liability for credit losses on lending-related commitments at end of period (a)	$37	$32	$51	$37	$51

Total allowance for credit losses at end of period	$913	$925	$939	$913	$939

Net loan charge-offs to average total loans	.34%	.38%	.63%	.36%	.72%
Allowance for loan and lease losses to annualized net loan charge-offs	485.33	449.37	286.74	462.13	248.08
Allowance for loan and lease losses to period-end loans	1.65	1.70	1.79	1.65	1.79
Allowance for credit losses to period-end loans	1.72	1.76	1.89	1.72	1.89
Allowance for loan and lease losses to nonperforming loans	134.36	137.38	135.16	134.36	135.16
Allowance for credit losses to nonperforming loans	140.03	142.31	142.92	140.03	142.92
Discontinued operations — education lending business:
Loans charged off	$12	$16	$16	$28	$39
Recoveries	5	4	4	9	8

Net loan charge-offs	$(7)	$(12)	$(12)	$(19)	$(31)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-13	3-31-13	12-31-12	9-30-12	6-30-12
Commercial, financial and agricultural	$146	$142	$99	$132	$141
Real estate — commercial mortgage	106	114	120	134	172
Real estate — construction	26	27	56	53	68

Total commercial real estate loans	132	141	176	187	240
Commercial lease financing	14	12	16	18	18

Total commercial loans	292	295	291	337	399
Real estate — residential mortgage (a)	94	96	103	83	78
Home equity:
Key Community Bank	205	199	210	171	141
Other	16	18	21	18	17

Total home equity loans (a)	221	217	231	189	158
Consumer other — Key Community Bank	3	3	2	3	2
Credit cards	11	13	11	8	—
Consumer other:
Marine	30	25	34	31	19
Other	1	1	2	2	1

Total consumer other	31	26	36	33	20

Total consumer loans	360	355	383	316	258

Total nonperforming loans (b)	652	650	674	653	657
Nonperforming loans held for sale	14	23	25	19	38
OREO	18	21	22	29	28
Other nonperforming assets	9	11	14	17	28

Total nonperforming assets	$693	$705	$735	$718	$751

Accruing loans past due 90 days or more	$80	$83	$78	$89	$131
Accruing loans past due 30 through 89 days	251	368	424	354	362
Restructured loans — accruing and nonaccruing (c)	311	294	320	323	274
Restructured loans included in nonperforming loans (c)	195	178	249	217	163
Nonperforming assets from discontinued operations — education lending business	19	15	20	22	18
Nonperforming loans to period-end portfolio loans	1.23%	1.24%	1.28%	1.27%	1.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.30	1.34	1.39	1.39	1.51

(a)	All of the increase in real estate — residential mortgage and $26 million of the increase in total home equity loans from September 30, 2012 to December 31, 2012 was related to regulatory guidance issued in the second and third quarters of 2012.
(b)	June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.
(c)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. The majority of the increase in restructured loans included in nonperforming loans during the second half of 2012 was a result of updated regulatory guidance in the third quarter of 2012.

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q13	1Q13	4Q12	3Q12	2Q12
Balance at beginning of period	$650	$674	$653	$657	$666
Loans placed on nonaccrual status	160	278	288	276	350
Charge-offs	(74)	(91)	(104)	(141)	(131)
Loans sold	(5)	(42)	(44)	(43)	(49)
Payments	(36)	(83)	(78)	(74)	(110)
Transfers to OREO	(7)	(7)	(7)	(10)	(6)
Transfers to nonperforming loans held for sale	—	—	(8)	—	(16)
Transfers to other nonperforming assets	—	—	(1)	—	(14)
Loans returned to accrual status	(36)	(79)	(25)	(12)	(33)

Balance at end of period (a)	$652	$650	$674	$653	$657

(a)	June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	2Q13	1Q13	4Q12	3Q12	2Q12
Balance at beginning of period	$23	$25	$19	$38	$24
Transfers in	—	—	8	—	16
Net advances / (payments)	(1)	—	(1)	(1)	—
Loans sold	(8)	—	(1)	(17)	(1)
Transfers to OREO	—	—	—	(1)	—
Valuation adjustments	—	(2)	—	—	(1)

Balance at end of period	$14	$23	$25	$19	$38

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q13	1Q13	4Q12	3Q12	2Q12
Balance at beginning of period	$21	$22	$29	$28	$61
Properties acquired — nonperforming loans	7	7	7	11	6
Valuation adjustments	(2)	(3)	(2)	(2)	(7)
Properties sold	(8)	(5)	(12)	(8)	(32)

Balance at end of period	$18	$21	$22	$29	$28

KeyCorp Reports Second Quarter 2013 Profit

July 18, 2013

Line of Business Results

(dollars in millions)

						Percent change 2Q13 vs.
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Key Community Bank
Summary of operations
Total revenue (TE)	$555	$549	$580	$575	$537	1.1%	3.4%
Provision (credit) for loan and lease losses	41	59	26	123	(4)	(30.5)	N/M
Noninterest expense	456	440	502	478	455	3.6	.2
Net income (loss) attributable to Key	36	31	32	(16)	54	16.1	(33.3)
Average loans and leases	29,161	28,977	28,629	27,764	26,413	.6	10.4
Average deposits	49,473	49,349	49,839	49,269	47,946	.3	3.2
Net loan charge-offs	42	47	12	91	46	(10.6)	(8.7)
Net loan charge-offs to average total loans	.58%	.66%	.17%	1.30%	.70%	N/A	N/A
Nonperforming assets at period end	$475	$495	$459	$422	$401	(4.0)	18.5
Return on average allocated equity	5.02%	4.38%	4.41%	(2.25)%	7.82%	N/A	N/A
Average full-time equivalent employees	8,437	8,830	8,998	9,193	8,742	(4.5)	(3.5)
Key Corporate Bank
Summary of operations
Total revenue (TE)	$376	$379	$403	$370	$371	(.8)%	1.3%
Provision (credit) for loan and lease losses	(10)	4	11	(3)	4	N/M	N/M
Noninterest expense	202	210	207	201	213	(3.8)	(5.2)
Net income (loss) attributable to Key	117	105	116	109	95	11.4	23.2
Average loans and leases	20,133	20,044	19,481	18,893	18,541	.4	8.6
Average loans held for sale	466	409	538	441	514	13.9	(9.3)
Average deposits	15,606	13,968	13,681	12,879	12,414	11.7	25.7
Net loan charge-offs	(6)	(1)	21	8	9	N/M	N/M
Net loan charge-offs to average total loans	(.12)%	(.02)%	.43%	.17%	.20%	N/A	N/A
Nonperforming assets at period end	$136	$136	$175	$197	$248	—	(45.2)
Return on average allocated equity	28.79%	26.37%	28.26%	26.06%	22.00%	N/A	N/A
Average full-time equivalent employees	1,950	1,926	1,914	2,003	2,028	1.2	(3.8)

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful